Westwood Holdings Group, Inc. Reports Fourth Quarter and Fiscal Year 2018 Results

Dallas, TX, February 6, 2019 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Highlights from the quarter include:

▪	Revenues of $26.1 million compared with $33.9 million a year ago and $29.9 million in the third quarter.

▪	Net income of $5.4 million compared with $2.9 million in 2017's fourth quarter and was flat with the third quarter.

▪	Our LargeCap, SMidCap, Emerging Markets, Emerging Markets Plus and Emerging Markets SMid strategies beat their primary benchmarks.

▪	Repurchased 108,289 shares of our common stock for an aggregate purchase price of $4.0 million.

▪	At year-end, Westwood had $118.2 million in cash and short-term investments, stockholders' equity of $161.1 million and no debt.
Revenues of $26.1 million decreased $7.8 million from last year's fourth quarter on lower average assets (AUM) due to net outflows, market depreciation and the sale of the Omaha-based component of our Private Wealth business. Revenues decreased $3.7 million from the third quarter on lower average AUM.
AUM at December 31, 2018 totaled $16.6 billion, compared to $24.2 billion at December 31, 2017 and $20.8 billion at September 30, 2018.
Fourth quarter net income of $5.4 million compared with $2.9 million in 2017's fourth quarter primarily due to non-recurrence of a $3.4 million incremental tax expense as a result of tax reform, and current quarter foreign currency transaction gains, lower incentive compensation costs and a lower federal tax rate, partially offset by lower revenues. Diluted earnings per share (EPS) of $0.64 compared to $0.34 for the fourth quarter of 2017. Non-GAAP Economic Earnings increased from $7.6 million, or $0.89 per share, in 2017's fourth quarter to $9.5 million, or $1.12 per share.
Fourth quarter net income of $5.4 million was flat with the third quarter. The current quarter benefited from foreign currency transaction gains and lower incentive compensation expense, offset by lower revenues. Diluted EPS of $0.64 compared to $0.62 for the third quarter. Non-GAAP Economic Earnings were flat at $9.5 million, or $1.12 per share, compared with $1.11 per share for the third quarter.
Total revenues for 2018 of $122.3 million compared with $133.8 million in 2017 due to a $9.8 million decrease in asset-based advisory fees and a $2.7 million decrease in Trust fees reflecting lower average AUM, partially offset by a $1.6 million increase in performance-based advisory fees earned in 2018.

Net income for 2018 of $26.8 million compared with $20.0 million in 2017. The current year benefited from foreign currency transaction gains, lower incentive compensation expense and a lower federal tax rate as a result of tax reform, partially offset by lower revenues. Diluted EPS was $3.13 compared with $2.38 for 2017. Economic EPS was $5.14 compared with $4.63 in 2017.
Brian Casey, Westwood’s President & CEO, commented, “Our long-standing focus on holding high-quality companies that are better positioned to withstand severe downturns proved rewarding for our clients. The fourth quarter turned out to be one of the worst on record for nearly all asset classes. Of course, our actively managed strategies were not immune to downward market pressures; however, they held up relatively well when compared to the performance of purely passive funds.

Naturally we are disappointed with the net outflows this year, but we are not standing still. Our investment teams are working hard to deliver competitive results in all market environments, and we continue to build our retail and institutional distribution teams. We are excited to introduce our LargeCap Select product this quarter following five years of incubation, and our Flexible Income product was launched as a new mutual fund late last year.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.72 per common share, payable on April 1, 2019 to stockholders of record on March 8, 2019.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss fourth quarter and fiscal year 2018 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 13, 2019 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 7483568.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm has $16.6 billion in assets under management, of which $3.0 billion are in values-based and socially responsible investment mandates as of December 31, 2018. Westwood offers a range of investment strategies including U.S. equities, Multi-Asset, Emerging Markets equities, Global Convertible securities and Master Limited Partnerships (MLPs) portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management include investments in foreign companies; our ability to develop and market new investment strategies successfully; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to perform operational tasks; our ability to maintain effective cyber security; our ability to identify and execute on our strategic initiatives; our ability to select and oversee third party vendors; our ability to maintain effective information systems; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2017 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
REVENUES:
Advisory fees:
Asset-based	$19,388	$22,023	$25,576
Performance-based	—	—	—
Trust fees	6,688	7,191	8,051
Other, net	43	640	287
Total revenues	26,119	29,854	33,914

EXPENSES:
Employee compensation and benefits	13,102	14,444	16,080
Sales and marketing	535	549	595
Westwood mutual funds	842	979	1,189
Information technology	2,350	2,332	2,291
Professional services	1,106	1,372	1,421
General and administrative	2,264	2,431	2,506
(Gain) loss on foreign currency transactions	(1,968)	596	44
Total expenses	18,231	22,703	24,126
Income before income taxes	7,888	7,151	9,788
Provision for income taxes	2,475	1,783	6,891
Net income	$5,413	$5,368	$2,897
Other comprehensive income (loss):
Foreign currency translation adjustments	(2,057)	616	85
Total comprehensive income	$3,356	$5,984	$2,982

Earnings per share:
Basic	$0.65	$0.64	$0.35
Diluted	$0.64	$0.62	$0.34

Weighted average shares outstanding:
Basic	8,383,972	8,402,697	8,181,546
Diluted	8,503,522	8,598,230	8,546,936

Economic Earnings	$9,515	$9,541	$7,609
Economic EPS	$1.12	$1.11	$0.89

Dividends declared per share	$0.72	$0.68	$0.68

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2018	2017
REVENUES:
Advisory fees:
Asset-based	$89,367	$99,201
Performance-based	2,984	1,411
Trust fees	28,953	31,621
Other, net	996	1,552
Total revenues	122,300	133,785

EXPENSES:
Employee compensation and benefits	59,959	64,955
Sales and marketing	1,936	2,042
Westwood mutual funds	3,808	3,938
Information technology	9,103	7,785
Professional services	4,783	5,916
Legal settlement	—	4,009
General and administrative	9,564	9,652
(Gain) loss on foreign currency transactions	(2,791)	1,595
Total expenses	86,362	99,892
Net operating income	35,938	33,893
Gain on sale of operations	524	—
Income before income taxes	36,462	33,893
Provision for income taxes	9,711	13,904
Net income	$26,751	$19,989
Other comprehensive income (loss):
Foreign currency translation adjustments	(3,119)	2,523
Total comprehensive income	$23,632	$22,512

Earnings per share:
Basic	$3.20	$2.45
Diluted	$3.13	$2.38

Weighted average shares outstanding:
Basic	8,365,360	8,147,742
Diluted	8,547,370	8,400,022

Economic Earnings	$43,943	$38,917
Economic EPS	$5.14	$4.63

Dividends declared per share	$2.76	$2.54

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$52,449	$54,249
Accounts receivable	18,429	21,660
Investments, at fair value	65,781	51,324
Prepaid income taxes	349	4,269
Other current assets	2,731	6,612
Total current assets	139,739	138,114
Investments	5,425	—
Goodwill	19,804	27,144
Deferred income taxes	5,102	3,407
Intangible assets, net	15,961	19,804
Property and equipment, net of accumulated depreciation of $6,462 and $5,673	4,454	4,190
Total assets	$190,485	$192,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,518	$3,501
Dividends payable	7,710	7,357
Compensation and benefits payable	15,102	19,075
Income taxes payable	365	1,598
Total current liabilities	25,695	31,531
Accrued dividends	1,576	1,717
Noncurrent tax payable	—	1,017
Deferred rent	2,065	1,998
Total liabilities	29,336	36,263

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,182,583 and outstanding 8,904,902 shares at December 31, 2018; issued 9,980,827 and outstanding 8,899,587 shares at December 31, 2017	102	100
Additional paid-in capital	194,116	179,241
Treasury stock, at cost – 1,277,681 shares at December 31, 2018; 1,081,240 shares at December 31, 2017	(58,711)	(49,788)
Accumulated other comprehensive loss	(4,883)	(1,764)
Retained earnings	30,525	28,607
Total stockholders’ equity	161,149	156,396
Total liabilities and stockholders’ equity	$190,485	$192,659

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,751	$19,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	867	1,044
Amortization of intangible assets	1,672	1,872
Unrealized (gains) losses on trading investments	737	(617)
Stock-based compensation expense	15,283	16,430
Deferred income taxes	(1,749)	7,542
Gain on sale of operations	(524)	—
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	(15,194)	5,778
Accounts receivable	2,678	2,161
Other current assets	3,755	(4,234)
Accounts payable and accrued liabilities	(644)	763
Compensation and benefits payable	(3,636)	2,262
Income taxes payable	1,643	(4,816)
Other liabilities	(155)	(165)
Net cash provided by operating activities	31,484	48,009
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and other	(991)	(1,167)
Proceeds from Omaha divestiture	10,013	—
Purchases of investments	(5,425)	—
Net cash provided by (used in) investing activities	3,597	(1,167)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(4,000)	—
Purchases of treasury stock for employee stock plans	(726)	(1,326)
Restricted stock returned for payment of taxes	(4,768)	(5,328)
Cash dividends	(24,621)	(21,923)
Net cash used in financing activities	(34,115)	(28,577)
Effect of currency rate changes on cash	(2,766)	2,305
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,800)	20,570
Cash and cash equivalents, beginning of period	54,249	33,679
Cash and cash equivalents, end of period	$52,449	$54,249

Supplemental cash flow information:
Cash paid during the period for income taxes	$9,766	$10,770
Accrued dividends	$9,286	$9,074
Tenant allowance included in Property and equipment	$237	$—
Non-cash accrued Property and equipment	$—	$69

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Net Income	$5,413	$5,368	$2,897
Add: Stock-based compensation expense	3,625	3,695	4,132
Add: Intangible amortization	417	419	423
Add: Tax benefit from goodwill amortization	60	59	157
Economic Earnings	$9,515	$9,541	$7,609

Diluted weighted average shares	8,503,522	8,598,230	8,546,936
Economic EPS	$1.12	$1.11	$0.89

	Year Ended December 31,
	2018	2017
Net Income	$26,751	$19,989
Add: Stock-based compensation expense	15,283	16,430
Add: Intangible amortization	1,672	1,872
Add: Tax benefit from goodwill amortization	237	626
Economic Earnings	$43,943	$38,917

Diluted weighted average shares	8,547,370	8,400,022
Economic EPS	$5.14	$4.63

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.